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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 2002



                       UNITED DOMINION REALTY TRUST, INC.
               (Exact name of registrant as specified in charter)


           Virginia                       1-10524              54-0857512
 (State of other jurisdiction           (Commission           (IRS employer
       of incorporation)                file number)        identification no.)

                 400 East Cary Street, Richmond, Virginia 23219
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (804) 780-2691


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Item 5. Other Events

         On March 14, 2002, United Dominion Realty Trust, Inc. (the "Company"), United Dominion Realty, L.P., and Heritage Communities L.P. entered into a placement agency agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent") pursuant to which the Placement Agent placed 3,000,000 shares of the common stock, at a price of $14.91 per share, with Cohen & Steers Capital Management, Inc., on behalf of its investment advisory clients. In connection therewith, the Company entered into a purchase agreement with Cohen & Steers Capital Management, Inc. pursuant to which it agreed to sell such shares for an aggregate purchase price of $44,730,000. The Company paid to the Placement Agent a fee of $2,292,412.50 under the placement agency agreement and estimates its expenses in connection with this sale to be approximately $150,000. Copies of the placement agency agreement and the purchase agreement are attached as exhibits hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


Exhibit No.         Description
-----------         -----------

10.1 Placement Agency Agreement, dated March 14, 2002, among the Company, United Dominion Realty, L.P., Heritage Communities L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2 Purchase Agreement, dated March 14, 2002, between the Company and Cohen & Steers Capital Management, Inc., on behalf of its investment advisory clients

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED DOMINION REALTY TRUST, INC.

Dated: March 19, 2002               By     /s/ Christopher D. Genry
                                           Christopher D. Genry
                                           Executive Vice President and
                                           Chief Financial Officer

Dated: March 19, 2002               By     /s/ Scott A. Shanaberger
                                           Scott A. Shanaberger
                                           Vice President and Chief
                                           Accounting Officer

                                        3

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                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

10.1 Placement Agency Agreement, dated March 14, 2002, among the Company, United Dominion Realty, L.P., Heritage Communities L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2 Purchase Agreement, dated March 14, 2002, between the Company and Cohen & Steers Capital Management, Inc., on behalf of its investment advisory clients

                                       4